GAMCO GLOBAL GOLD, NATURAL RESOURCES & INCOME TRUST BY
GABELLI
EXHIBIT TO ITEM 77I


GAMCO Global Gold, Natural Resources & Income Trust by
Gabelli (the "Registrant") began offering newly issued
Series B Cumulative Preferred Shares on May 7, 2013.
Post -Effective Amendment No. 2 to the Registrant's
Registration Statement, Accession Number 0001193125-13-
202289, which includes the terms of the Series B
Cumulative Preferred Shares, is hereby incorporated by reference as part of the response to Item 77I of the Registrant's Form N-SAR.